                           AMENDED AND RESTATED CERTIFICATE
                                 OF INCORPORATION OF
                               MACROVISION CORPORATION



    Macrovision Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

    FIRST:  The name of the Corporation is Macrovision Corporation.

    SECOND: The date on which the Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware is December 2, 1996, under the name of Macrovision Corporation.

    THIRD: That the Board of Directors of this Corporation, pursuant to Sections 228, 242 and 245 of the General Corporation Law of the State of Delaware, adopted resolutions amending and restating the Certificate of Incorporation to read in full as follows:

                                      "ARTICLE I

    The name of this Corporation is Macrovision Corporation.

                                      ARTICLE II

    The address of the registered office of this Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at that address is The Corporation Trust Company.

                                     ARTICLE III

    The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

                                      ARTICLE IV

    A. CLASSES OF STOCK. This Corporation is authorized to issue two classes of stock to be designated, respectively, "Preferred Stock" and "Common Stock". The total number of shares which the Corporation is authorized to issue is fifty-five million (55,000,000) shares. Fifty million (50,000,000) shares shall be Common Stock, par value One Tenth of One Cent ($0.001) per share (the "Common Stock"), and five million (5,000,000) shares shall be Preferred Stock, par value One Tenth of One Cent ($0.001) per share (the "Preferred Stock"). Each one and eight-tenths (1.8) shares of the Corporation's Common Stock and each one and eight-tenths (1.8) shares of the Corporation's Series A Preferred Stock outstanding on the date of filing of this Amended and Restated Certificate of Incorporation shall be combined and converted, respectively, into and reconstituted as one (1) share of Common Stock; provided, however, that all resulting fractional shares shall be rounded down to the nearest whole share.

    B. POWERS, PREFERENCES, RIGHTS QUALIFICATIONS, LIMITATIONS AND RESTRICTIONS OF PREFERRED STOCK. The Preferred Stock may be issued from time to time in one or more series. The Board of Directors is hereby authorized to fix or alter the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of Preferred Stock, and the number of shares constituting any such series and the designation thereof, or any of them, and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.


                                      ARTICLE V

    A.   EXCULPATION.

         1. CALIFORNIA. Prior to the date upon which the Corporation is no longer subject to Section 2215 of the California Corporations Code (the "Record Date"), and to the extent California law applies, the liability of each and every director of this Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

         2. DELAWARE. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

    B.   INDEMNIFICATION.

         1. CALIFORNIA Prior to the Record Date and to the extent California law applies, this corporation is authorized to indemnify the directors and officers of the corporation to the fullest extent permissible under California law. Moreover, this corporation is authorized to provide indemnification of (and advancement of expenses to) agents (as defined in Section 317 of the California Corporation Code) through Bylaw provisions, agreements with agents, vote of shareholders or disinterested directors or otherwise, in excess of indemnification and advancement otherwise permitted by Section 317 of the California Corporations Code, subject only to applicable limits set forth in Section 204 of the California Corporations Code, with respect to actions for breach of duty to the corporation and its shareholders.

         2. DELAWARE. To the extent permitted by applicable law, this corporation is also authorized to provide indemnification of (and advancement of expenses to) such agents (and any other persons to which Delaware law permits this corporation to provide indemnification) through Bylaw provisions, agreements with such agents or other person, vote of stockholders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the Delaware General Corporation Law, subject only to limits created by applicable Delaware law (statutory or nonstatutory), with respect to actions for breach of duty to the corporation, its stockholders, and others.

    C. EFFECT OF REPEAL OR MODIFICATION. Any repeal or modification of the foregoing paragraph by the stockholders of the Corporation shall be prospective only and shall not adversely affect any right or protection of a director, officer, agent or other person existing at the time of, or increase the liability of any director of the corporation with respect to any acts or omissions of such director occurring prior to the time of such repeal or modification.

                                      ARTICLE VI

    The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                     ARTICLE VII

    The Board of Directors may from time to time make, amend, supplement or repeal the Bylaws; provided, however, that the stockholders may change or repeal any Bylaw adopted by the Board of Directors; and provided, further, that no amendment or supplement to the Bylaws adopted by the Board of Directors shall vary or conflict with any amendment or supplement adopted by the stockholders.

                                     ARTICLE VIII

    No action shall be taken by the stockholders of the corporation except at an annual or special meeting of stockholders called in accordance with the Bylaws, and no action shall be taken by the stockholders by written consent."

    FOURTH: That thereafter, pursuant to resolution of the Board of Directors, the Amended and Restated Certificate of Incorporation, as so amended, was submitted to the stockholders for their approval, which approval was given by written consent of a majority of the stockholders pursuant to Section 228 of the General Corporation Law of the State of Delaware.

    FIFTH: That prompt written notice was duly given pursuant to Section 228 of the General Corporation Law of the State of Delaware to those stockholders who did not approve the Amended and Restated Certificate of Incorporation by written consent.

    SIXTH: That said Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

    IN WITNESS WHEREOF, Macrovision corporation has caused this Amended and Restated Certificate of Incorporation to be signed by its President and attested to by its Secretary this _______ day of ____________, 1997.

                                                 MACROVISION CORPORATION


                                                 ------------------------
                                                 President
ATTEST:


------------------------------
Secretary